Exhibit 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 3, 2002

Dear Sir or Madam:

We have read the four paragraphs of Item 4 included in the Form 8-K of Knight Transportation, Inc., dated April 29, 2002, (Commission File Number: 000-24946) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

tlw

Copy to: Timothy M. Kohl
         Chief Financial Officer, Knight Transportation, Inc.